Exhibit 21

HERMAN MILLER, INC., SUBSIDIARIES

The Company's principal subsidiaries are as follows:

Name	Ownership	Jurisdiction of Incorporation
Anpartsselskabet af 5.12 2018	67% Company	Denmark
Anpartsselskabet af 6.9 2019	67% Company	Denmark
Colebrook Bosson & Saunders Products Limited	100% Company	England, U.K.
Colebrook Bosson Saunders, Pty. Ltd.	100% Company	Australia
Design Within Reach, Inc.	100% Company	Delaware
Geiger International, Inc.	100% Company	Delaware
HAY ApS	67% Company	Denmark
HAY International BE B.V.	67% Company	Belgium
HAY International CH GmbH	67% Company	Switzerland
HAY International DE GmbH B.V.	67% Company	Germany
HAY International NL B.V.	67% Company	Netherlands
HAY International UK Ltd.	67% Company	England, U.K.
HAR AS	67% Company	Norway
Hemiri, S.A. de C.V.	100% Company	Mexico
Herman Miller Asia (Pte.) Ltd.	100% Company	Singapore
Herman Miller (Aust.) Proprietary Limited	100% Company	Australia
Herman Miller B.V.	100% Company	Netherlands
Herman Miller Canada, Inc.	100% Company	Canada
Herman Miller Consumer Co.	100% Company	Michigan
Herman Miller Consumer Corporation Canada	100% Company	Canada
Herman Miller do Brasil, Ltda.	100% Company	Brazil
Herman Miller (Dongguan) Furniture Co., Ltd.	100% Company	China
Herman Miller Finance Company (Hong Kong) LImited	100% Company	Hong Kong
Herman Miller Furniture (India) Pvt. Ltd.	100% Company	India
Herman Miller Global Customer Solutions (Hong Kong) Limited	100% Company	Hong Kong
Herman Miller Global Customer Solutions, Inc.	100% Company	Michigan
Herman Miller Global Holdings Luxembourg S.à r.l.	100% Company	Luxembourg
Herman Miller Holdings Limited	100% Company	England, U.K.
Herman Miller International Finance Luxembourg S.à r.l.	100% Company	Luxembourg
Herman Miller Japan, Ltd.	100% Company	Japan
Herman Miller Korea LLC	100% Company	Korea
Herman Miller Limited	100% Company	England, U.K.
Herman Miller Mexico S.A. de C.V.	100% Company	Mexico
Herman Miller (Ningbo) Furniture Co. Ltd.	100% Company	China
Herman Miller Servicios S. de R.L. de C.V.	100% Company	Mexico
HM Delaware LLC	100% Company	Delaware
HMI Liquidating Company	100% Company	Michigan

Maharam Fabric Corporation	100% Company	New York
Maharam B.V.	100% Company	Netherlands
Meridian Incorporated	100% Company	Michigan
Milsure Insurance, Ltd.	100% Company	Barbados
Naughtone (Holdings) Limited	100% Company	England, U.K.
Naughtone Manufacturing Ltd.	100% Company	England, U.K.
Naught One Ltd.	100% Company	England, U.K.
Nemschoff, Inc.	100% Company	Wisconsin
POSH Office Systems (Hong Kong) Limited	100% Company	Hong Kong
Sun Hing POSH Holdings Limited	100% Company	Hong Kong